UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 9, 2017

EQT Midstream Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35574	37-1661577
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700 Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2017, Randall L. Crawford, Director and Executive Vice President and Chief Operating Officer of EQT Midstream Services, LLC, the general partner (the EQM General Partner) of EQT Midstream Partners, LP (EQM), notified the EQM General Partner that he will step down as a Director and executive officer of the EQM General Partner effective February 28, 2017.  Mr. Crawford also notified EQT Corporation (EQT) that he will step down as Senior Vice President and President, Midstream and Commercial of EQT effective February 28, 2017.  David L. Porges, Chairman, President and Chief Executive Officer of the EQM General Partner, said: “On behalf of the Board and management, we wish to express our gratitude and appreciation for Randy’s contributions to EQM and its unitholders.  We wish him the best as he transitions to the next phase of his life.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT MIDSTREAM PARTNERS, LP

By: EQT Midstream Services, LLC,
its general partner

Date: January 9, 2017	By:	/s/ David L. Porges

		Name:	David L. Porges
		Title:	President and Chief Executive Officer